Exhibit 99.1

CONFIDENTIAL DRAFT

FOR IMMEDIATE RELEASE

DATE: August 9, 2013

CONTACT:

Jamie Moser / Meaghan Repko / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Inland American Real Estate Trust, Inc. Enters Into Equity Purchase Agreement to Sell

294 Net Lease Assets to AR Capital, LLC

Proposed Transaction Values Assets at $2.3 Billion in Cash

Transaction is Major Step in Long-Term Strategy Execution for Inland American

Will Provide Flexibility for Further Strategic Execution and Growth Initiatives

Oakbrook, IL––Inland American Real Estate Trust, Inc. (“Inland American” or the “Company”) today announced that it has entered into an Equity Interest Purchase Agreement (the “EPA”) with AR Capital, LLC. (“ARC”) under which ARC will acquire on behalf of certain of its affiliates, certain equity interests in direct and indirect subsidiaries of Inland American, which collectively own Inland American’s core net lease assets in an all-cash transaction valued at approximately $2.3 billion, including the assumption of approximately $795.3 million in debt and the repayment by the Company of approximately $360.9 million in debt. The portfolio of net lease assets consists of 294 retail, office and industrial assets.

“We are very pleased to have reached this agreement, which represents the culmination of a robust evaluation process to achieve maximum value for this portfolio of core net lease assets,” said Thomas McGuinness, president of Inland American. “Our board of directors, with the assistance of legal and financial advisors, thoroughly evaluated the strategic alternatives for this portfolio with a goal of maximizing our return on these assets and supporting Inland American in the execution of our long-term strategic plan. We are excited about this transaction and the opportunities it will present the company.”

Mr. McGuinness continued, “The sale of our core net lease portfolio is a major step in executing our long-term strategy of focusing our energies and investment capital in the multi-tenant retail, lodging and student housing asset classes. We believe these asset classes will generate consistent cash flows, which will allow us to continue providing our stockholders with sustainable distributions while allowing us the opportunity to benefit from current real estate trends.”

Inland American expects to realize up to approximately $1 billion of net proceeds, which could be received over the next 9 months, from the sale. The Company intends to use these net proceeds for, among other things, investing in high quality assets within its targeted asset classes and reducing debt. Inland American is also currently evaluating alternatives for using a portion of the net proceeds to provide liquidity to its stockholders, such as exploring options for a share repurchase. Due to the fact the Company is nearing the time of a new estimated share value calculation, in advance of concluding a strategy or strategies for providing liquidity, Inland American intends to engage an independent, third-party valuation firm to separately value Inland American’s remaining portfolio of real estate assets. These asset values will be used in updating our estimated per share value, which is expected to be completed in the fourth quarter of 2013.

As previously outlined, Inland American’s strategy includes:

•	Maintaining a stable income stream to provide a sustainable monthly distribution to stockholders;

•	Focusing the Company’s diversified assets in three specific real estate classes – multi-tenant retail, lodging and student housing – by tailoring, expanding and refining these portfolios;

•	Capitalizing on current market trends in commercial real estate and realizing income growth in each of the three targeted real estate classes;

•	Enhancing the overall quality of their portfolio for long-term growth through disciplined asset acquisitions; and

•	Positioning the portfolio for multiple liquidity events.

“This transaction provides us with additional capital to support our strategic growth initiatives, while enhancing our overall capital structure,” said Jack Potts, principal financial officer of Inland American. “We are committed to investing the net proceeds in a manner consistent with our long-term growth strategy.”

Distribution

Inland American intends to continue payment of monthly distributions at an annualized rate of $0.50 per share. This equates to a 7.2% annualized yield based on the Company’s current estimated per share value. The Company also maintains its FFO guidance for 2013 of $0.50 to $0.51 per share.

Terms and Closing Conditions

The transaction will be completed through multiple closings, with the initial closing expected to occur in the third quarter of 2013, the second closing expected to occur at the end of the fourth quarter of 2013 and the final closing expected to occur in the first half of 2014. The multiple closings reflect the need to obtain certain required third-party consents and each closing is subject to customary approvals and closing conditions, including certain property due diligence conditions.

Additional details regarding the EPA can be found in our Current Report on Form 8-K to be filed with the Securities and Exchange Commission on August 9, 2013.

Goldman, Sachs & Co. is acting as financial advisor to Inland American and Latham & Watkins LLP is acting as legal counsel to Inland American. Skadden Arps Slate Meagher & Flom LLP acted as special counsel to the independent members of the Inland American Board of Directors.

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About Inland American Real Estate Trust, Inc.

Inland American Real Estate Trust, Inc. focuses on acquiring and developing a diversified portfolio of commercial real estate located in the United States. The company also invests in joint ventures, development projects, real estate loans and marketable securities. As of March 31, 2013 Inland American owned 759 properties, representing approximately 45 million square feet of retail, industrial and office properties, 4,919 conventional multi-family units, 5,332 student housing beds and 16,407 hotel rooms. Inland American is one of six REITs that are, or have been, sponsored by affiliates of The Inland Real Estate Group of Companies, Inc. For further information regarding Inland American, please refer to the company website at www.inlandamerican.com.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategy, number of properties that will be sold in the transaction, anticipated cash proceeds from the transaction, contemplated use of proceeds, the anticipated timing of the closings, the expected monthly distributions, and FFO guidance for 2013. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among other things, our ability to obtain lender consents and other third party consents and tenant waivers and the timing of such consents and waivers, the number of properties excluded by the buyer from the transaction in accordance with the terms of the EPA based on its diligence findings, purchase price adjustments in accordance with the terms of the EPA; indemnification obligations; timing and execution of potential liquidity alternatives; our ability to continue paying monthly cash distributions and at the expected annualized rate of such distributions and the risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.